Exhibit 99.6

CANADA	SUPERIOR COURT

PROVINCE OF QUÉBEC DISTRICT OF MONTRÉAL No.: 500-11-036133-094	Commercial Division Sitting as a court designated pursuant to the Companies’ Creditors Arrangement Act, R.S.C., c. C-36, as amended

IN THE MATTER OF THE PLAN OF COMPROMISE OR ARRANGEMENT OF:

ABITIBIBOWATER INC., a legal person incorporated under the laws of the State of Delaware, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
ABITIBI-CONSOLIDATED INC., a legal person incorporated under the laws of Canada, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
BOWATER CANADIAN HOLDINGS INC., a legal person incorporated under the laws of the Province of Nova Scotia, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
the other Petitioners listed on Appendices “A”, “B” and “C”;

Petitioners
And
ERNST & YOUNG INC., a legal person under the laws of Canada, having a place of business at 800 René-Lévesque Blvd. West, Suite 1900, in the City and District of Montréal, Province of Quebec, H3B 1X9;

Monitor

FIFTY-SECOND REPORT OF THE MONITOR

AUGUST 3, 2010

INTRODUCTION

1.	On April 17, 2009, Abitibi-Consolidated Inc. (“ACI”) and its subsidiaries listed in Appendix “A” hereto (collectively with ACI, the “ACI Petitioners”) and Bowater Canadian Holdings Incorporated (“BCHI”), its subsidiaries and affiliates listed in Appendix “B” hereto (collectively with BCHI, the “Bowater Petitioners”) (the ACI Petitioners and the Bowater Petitioners are collectively referred to herein as the “Petitioners”) filed for and obtained protection from their creditors under the Companies’ Creditors Arrangement Act (the “CCAA” and the “CCAA Proceedings”) pursuant to an Order of this Honourable Court, as amended on May 6, 2009 (the “Initial Order”). Pursuant to an Order of this Honourable Court dated November 10, 2009, Abitibi-Consolidated (U.K.) Inc., a subsidiary of ACI, was added to the list of the ACI Petitioners.

2.	Pursuant to the Initial Order, Ernst & Young Inc. (“EYI”) was appointed as monitor of the Petitioners (the “Monitor”) under the CCAA and a stay of proceedings in favour of the Petitioners was granted until May 14, 2009 (the “Stay Period”). The Stay Period has been subsequently extended to September 8, 2010 pursuant to further Orders of this Honourable Court.

3.	On April 16, 2009, AbitibiBowater Inc. (“ABH”), Bowater Inc. (“BI”), and certain of their direct and indirect U.S. and Canadian subsidiaries, including BCHI and Bowater Canadian Forest Products Inc. (“BCFPI”) (collectively referred to herein as “U.S. Debtors”), filed voluntary petitions (collectively, the “Chapter 11 Proceedings”) for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “U.S. Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”).

4.	BCHI, Bowater Canada Finance Corporation, Bowater Canadian Limited, AbitibiBowater Canada Inc., BCFPI, Bowater LaHave Corporation and Bowater Maritimes Inc. have commenced both CCAA Proceedings and Chapter 11 Proceedings and are referred to herein collectively as the “Cross-Border Petitioners” and are also included in the definition of “Petitioners”.

5.	The Petitioners are all subsidiaries of ABH (ABH, collectively with its subsidiaries, are referred to as the “ABH Group”).

6.	On April 17, 2009, ABH and the petitioners listed on Appendix “C” hereto (collectively with ABH, the “18.6 Petitioners”) obtained Orders under Section 18.6 of the CCAA in respect of voluntary proceedings initiated under Chapter 11 of the U.S. Bankruptcy Code and EYI was appointed as the information officer in respect of the 18.6 Petitioners.

7.	On April 16, 2009, ACI and ACCC filed petitions for recognition under Chapter 15 of the U.S. Bankruptcy Code. On April 21, 2009, the U.S. Bankruptcy Court granted the recognition orders under Chapter 15 of the U.S. Bankruptcy Code.

8.	On April 22, 2009, the Court amended the Initial Order to extend the stay of proceedings to the partnerships (the “Partnerships”) listed in Appendix “D” hereto.

BACKGROUND

9.	ABH is one of the world’s largest publicly traded pulp and paper manufacturers. It produces a wide range of newsprint and commercial printing papers, market pulp and wood products. The ABH Group owns interests in or operates pulp and paper facilities, wood products facilities and recycling facilities located in Canada, the United States and South Korea. The Petitioners’ United Kingdom subsidiary, Bridgewater Paper Company Ltd. (“Bridgewater”), filed for administration, pursuant to the United Kingdom’s Insolvency Act of 1986, on February 2, 2010. The UK Administrator announced on May 19, 2010 that it had sold the property formerly owned by Bridgewater.

10.	Incorporated in Delaware and headquartered in Montreal, Quebec, ABH functions as a holding company and its business is conducted principally through four direct subsidiaries: BI, Bowater Newsprint South LLC (“Newsprint South”) (BI, Newsprint South and their respective subsidiaries are collectively referred to as the “BI Group”), ACI (ACI and its subsidiaries are collectively referred to as the “ACI Group”) and AbitibiBowater US Holding LLC (“ABUSH”) (ABUSH and its respective subsidiaries are collectively referred to as the “DCorp Group”).

11.	ACI is a direct and indirect wholly-owned subsidiary of ABH.

12.	ABH wholly owns BI which in turn, wholly owns BCHI which, in turn, indirectly owns BCFPI which carries on the main Canadian operations of BI.

13.	ACCC, a wholly-owned subsidiary of ACI, and BCFPI hold the majority of ABH’s Canadian assets and operations.

PURPOSE

14.	This is the fifty-second report of the Monitor (the “Fifty-Second Report”) in these CCAA Proceedings, the purpose of which is to report to this Honourable Court with respect to the following:

(i)	the Petitioners’ four-week cash flow results for the period from May 31, 2010 to June 27, 2010 (the “Reporting Period”), in accordance with the first stay extension order of this Honourable Court dated May 14, 2009 (the “First Stay Extension Order”), and to provide details with respect to the following:

(a)	an update in respect of the market condition overview provided in the forty-sixth report of the Monitor dated July 5, 2010 (the “Forty-Sixth Report”);

(b)	the receipts and disbursements of the ACI Group and BCFPI for the Reporting Period with a discussion of the variances from the respective forecasts (the “ACI Forecast” and the “BCFPI Forecast”) as set forth in the Forty-Sixth Report;

(c)	the current liquidity and revised cash flow forecasts of the ACI Group and BCFPI for the 13-week period ending September 26, 2010; and

(d)	an update with respect to certain key performance indicators (“KPIs”) tracked by the Petitioners.

TERMS OF REFERENCE

15.	In preparing this Fifty-Second Report, the Monitor has been provided with and, in making comments herein, has relied upon unaudited financial information, the ABH Group’s books and records, financial information and projections prepared by the ABH Group and discussions with management of the ABH Group (the “Management”). The Monitor has not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information and, accordingly, the Monitor expresses no opinion or other form of assurance in respect of such information contained in this Fifty-Second Report. Some of the information referred to in this Fifty-Second Report consists of forecasts and projections. An examination or review of the financial forecast and projections, as outlined in the Canadian Institute of Chartered Accountants Handbook, has not been performed. Future-oriented financial information referred to in this Fifty-Second Report was prepared by the ABH Group based on Management’s estimates and assumptions. Readers are cautioned that, since these projections are based upon assumptions about future events and conditions the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant.

16.	Capitalized terms not defined in this Fifty-Second Report are as defined in the previous reports of the Monitor and the Initial Order. All references to dollars are in U.S. currency and are translated at a rate of CDN$1.00=US$0.98 unless otherwise noted.

17.	Copies of all of the Monitor’s Reports, in both English and French, including a copy of this Fifty-Second Report, and all motion records and Orders in the CCAA Proceedings will be available on the Monitor’s website at www.ey.com/ca/abitibibowater. The Monitor has also established a bilingual toll-free telephone number that is referenced on the Monitor’s website so that parties may contact the Monitor if they have questions with respect to the CCAA Proceedings.

18.	Copies of all of the U.S. Bankruptcy Court’s orders are posted on the website for Epiq Bankruptcy Solutions LCC (“Epiq”) at http://chapter11.epiqsystems.com/abitibibowater. The Monitor has included a link to Epiq’s website from the Monitor’s website.

CURRENT MARKET CONDITIONS IN THE FOREST PRODUCTS INDUSTRY

19.	Pursuant to the First Stay Extension Order, the Monitor has provided this Honourable Court with regular reports on the Petitioners’ cash flows for each reporting period following the date of the First Stay Extension Order. These reports have included details with respect to the market conditions in the forest products industry.

20.	According to a report on RISI.com (a leading forest products industry source) on July 16, 2010 (the “RISI Report”) the price of newsprint has continued to increase over the last year, with reported prices at $630 per tonne in July, 2010 compared to $455 per tonne in July, 2009. This is illustrated in the RISI.com graph below:

21.	The price of pulp has remained stable over the past month at $1,020 per tonne. The RISI Report notes that the price of northern softwood bleached kraft pulp (“NSBK”) was forecast to be $1,020 per tonne in July, 2010 compared to $700 per tonne in July, 2009. This is illustrated in the RISI.com graph below:

22.	According to a July 2, 2010 report on RISI.com, total North American newsprint shipments increased by 12.5% in May, 2010 compared to May, 2009. The increase is attributed primarily to an increase in offshore exports, particularly to the Latin American region.

RECEIPTS AND DISBURSEMENTS FROM MAY 31, 2010 TO JUNE 27, 2010 FOR THE ACI GROUP AND BCFPI

The ACI Group

23.	The table below summarizes the ACI Group’s (including DCorp) actual receipts and disbursements for the Reporting Period, which is detailed in Appendix “E” of this Fifty-Second Report, with a comparison to the ACI Forecast amounts provided in the Forty-Sixth Report.

The ACI Group

	US$000
	Actual	Forecast	Variance
Opening Cash	$188,942	$188,942	$—	—

Receipts	176,335	179,218	(2,883)	(2%)

Disbursements
Net Trade Disbursements	(123,409)	(123,812)	403	0%
Intercompany	(2,115)	—	(2,115)	N/A
Other	(77,433)	(71,906)	(5,527)	(8%)

	(202,957)	(195,718)	(7,239)	(4%)
Financing
Securitization Inflows / (Outflows)	(1,235)	(1,277)	42	3%
Securitization and Financing Fees	(4,170)	(2,700)	(1,470)	(54%)
Restructuring & Other Items	(4,850)	(4,650)	(200)	(4%)
Foreign Exchange Translation	(1,011)	—	(1,011)	N/A

	(11,266)	(8,627)	(2,639)	(31%)

Net Cash Flow	(37,888)	(25,127)	(12,761)	(51%)

Ending Cash	$151,054	$163,815	$(12,761)	(8%)

Immediately Available Liquidity	$235,246	$240,678	$(5,432)	(2%)

Total Available Liquidity	$333,566	$338,998	$(5,432)	(2%)

24.	As detailed in the twenty-ninth report of the Monitor dated December 16, 2009 (the “Twenty-Ninth Report”) the sale of the ACCC MPCo Interest closed on December 9, 2009 for gross proceeds of CDN$615 million (the “Proceeds”). Certain of the Proceeds were paid to the Monitor for distribution as follows:

(i)	CDN$200.0 million to the holders of the 13.75% notes, due in 2011 (the “Senior Secured Noteholders”); and

(ii)	CDN$130.0 million to the ACI Group pursuant to the ULC DIP Facility.

25.	The Monitor continues to hold the following amounts related to the sale of the ACCC MPCo Interest pursuant to an order of this Honourable Court dated November 16, 2009:

(i)	CDN$50.0 million that is available as liquidity to the ACI Group subject to providing notice to certain creditors (the “ULC DIP Facility Available Upon Notice”);

(ii)	CDN$50.0 million that is available to the ACI Group subject to Court approval for the use of such funds (the “ULC DIP Facility Available Upon Court Approval”); and

(iii)	Approximately CDN$52.3 million that is not available to the ACI Group (the “Restricted ULC Reserve Deposit”).

26.	The Monitor will continue to hold the ULC DIP Facility Available Upon Notice, the ULC DIP Facility Available Upon Court Approval and the Restricted ULC Reserve Deposit until further order of this Honourable Court.

27.	Pursuant to an order issued by the U.S. Bankruptcy Court, funds related to the sale of certain DCorp recycling assets, approximately $11.8 million, (the “Recycling Proceeds”) and funds related to the sale of DCorp’s West Tacoma mill, approximately $4.1 million, (the “West Tacoma Proceeds”) are only available to the ACI Group on ten days notice to the agent for the ACCC Term Lenders. The Recycling Proceeds and West Tacoma Proceeds are held in a designated account and are separate from the ACI Group’s general operating funds.

28.	On April 12, 2010 the Monitor received approximately $2.8 million related to the sale of ACCC’s St. Raymond sawmill (the “St. Raymond Proceeds”). The St. Raymond Proceeds are being held by the Monitor until further order of this Honourable Court.

29.	On June 4, 2010 the Monitor received approximately $27.7 million related to the sale of ACCC’s Mackenzie, British Columbia mill (the “Mackenzie Proceeds”), which are also being held by the Monitor until further order of this Honourable Court.

30.	On July 15, 2010 the Petitioners made a motion heard by this Honourable Court to allow them to pay the Mackenzie Proceeds, St. Raymond Proceeds and the Belgo Proceeds (as herein below defined) to the trustee of the 13.75% notes due April 1, 2011 (the “Senior Secured Notes”). The motion is currently scheduled to be heard on September 1, 2010, and accordingly, the payment to the trustee of the Senior Secured Notes is not reflected in the projected Total Available Liquidity presented in Appendix “G”.

31.	As shown in the table above, the ACI Group’s total receipts for the Reporting Period, net of joint venture remittances, were approximately $2.9 million lower than projected in the ACI Forecast. Disbursements were approximately $7.2 million higher than projected in the ACI Forecast and Financing net cash outflows were approximately $2.6 million higher than projected in the ACI Forecast. Overall, the ending cash balance was approximately $12.8 million lower than the ACI Forecast and Immediately Available Liquidity was approximately $5.4 million lower than the ACI Forecast.

32.	“Immediately Available Liquidity” in the table above includes cash on hand plus liquidity available pursuant to the ULC DIP Facility Available Upon Notice and amounts available through the ACI Group’s June, 2010 securitization program. “Total Available Liquidity” includes Immediately Available Liquidity plus the ULC DIP Facility Available Upon Court Approval, the Recycling Proceeds, the St. Raymond Proceeds, proceeds related to the sale of equipment at DCorp’s Alabama River facility (the “Alabama River Equipment Proceeds”), proceeds related to the sale of ACCC’s Belgo mill (the “Belgo Proceeds”), the West Tacoma Proceeds and the Mackenzie Proceeds.

Receipts

33.	A breakdown of the receipts for the Reporting Period is outlined in the table below:

			$US 000
Receipts	Para.		Actual	Forecast	Variance	Variance %
A/R Collections	34	(i)	$147,491	$160,982	$(13,491)	(8%)
Intercompany A/R Settlement	34	(i)	19,776	—	19,776	N/A
Joint Venture Remittances, Net	34	(i)	(19,974)	(22,568)	2,594	11%
Collections on Behalf of Joint Ventures	34	(ii)	2,450	19,539	(17,089)	(87%)

Net A/R Collections			149,743	157,953	(8,210)	(5%)
Other Inflows	34	(iii)	26,592	21,265	5,327	25%

Total Receipts			$176,335	$179,218	$(2,883)	(2%)

34.	The variance analysis has been compiled based on discussions with Management and the following represents the more significant reasons for the variances:

(i)	A/R Collections, inclusive of receipts related to Intercompany A/R Settlements, net Joint Venture Remittances, and Collections on Behalf of Joint Ventures, were approximately $149.7 million during the Reporting Period compared to a forecast amount of $157.9 million. The negative variance of $8.2 million is a result of timing of collections from the ACI Group’s customers.

Intercompany A/R Settlements represent payments to the ACI Group from an affiliated ABH Group entity for ACI Group accounts receivable that were collected by the affiliated entity, such as BI or BCFPI.

(ii)	Collections on Behalf of Joint Ventures represents amounts collected by the ACI Group for accounts receivable that belong to a joint venture partner. Such amounts will be paid to the joint venture partner on a monthly basis or in accordance with the joint venture agreement. The collections on behalf of joint ventures were $2.5 million for the Reporting Period as compared to a forecast amount of approximately $19.5 million, resulting in a negative variance of approximately $17.1 million.

This variance is due to the fact that certain amounts collected on behalf of joint ventures are also included in the “A/R Collections” line and have not yet been specifically allocated to “Collections on Behalf of Joint Ventures” as these amounts are allocated on a monthly basis.

During the Reporting Period, disbursements related to Joint Venture Remittances totalled approximately $20.0 million resulting in a positive variance of approximately $2.6 million. This variance is primarily due to a later than forecast disbursement to the ACI Group’s Donohue Malbaie joint venture.

(iii)	Other Inflows, which include sales of woodchips to third parties, tax refunds and other miscellaneous receipts, totalled approximately $26.6 million during the Reporting Period. The ACI Forecast included projected receipts of $21.3 million, resulting in a positive variance of approximately $5.3 million. The primary reason for this difference is that mill level deposits were approximately $4.2 million higher than forecast. The ACI Group also received a refund of a security deposit in the amount of approximately $1.0 million which had not been forecast.

Disbursements

35.	A breakdown of the disbursements related to Net Trade Disbursements for the Reporting Period is outlined below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
Trade Payables	36	(i)	$(123,635)	$(120,356)	$(3,279)	(3%)
Intercompany A/P Settlement - Receipts	36	(ii)	226	—	226	N/A
Capital Expenditures	36	(iii)	—	(3,456)	3,456	100%

Net Trade Disbursements			$(123,409)	$(123,812)	$403	0%

36.	The variance analysis with respect to the disbursements for the more significant variances has been prepared based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Disbursements related to Trade Payables were approximately $123.6 million during the Reporting Period, which were approximately $3.3 million greater than the ACI Forecast. This negative variance can be explained by the fact that Capital Expenditures have been included in the actual amount for Trade Payables disbursements until such time as the ACI Group identifies and allocates the disbursements which are capital in nature;

(ii)	The ACI Group regularly disburses amounts on behalf of other affiliated entities. Identifiable settlements of these amounts are detailed on the Intercompany A/P Settlements – Receipts line; and

(iii)	As noted above, Capital Expenditures are not tracked on a weekly basis. The disbursements related to capital expenditures have been included in the Trade Payables disbursement line. Management has advised the Monitor that Capital Expenditures during May, 2010 totalled approximately $3.4 million and during June, 2010 approximately $3.2 million.

37.	The net cash flows related to intercompany collections are detailed in the chart below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
A/R Collections - Affiliates	37	(i)	$17,956	$—	$17,956	N/A
Intercompany A/R Settlements	37	(ii)	(20,071)	—	(20,071)	N/A

			$(2,115)	$—	$(2,115)	N/A

(i)	A/R Collections – Affiliates totalled approximately $18.0 million during the Reporting Period. As part of its normal Cash Management System, the ACI Group regularly collects accounts receivable on behalf of other ABH Group entities. As it is not possible to forecast which customers will incorrectly pay the ACI Group on behalf of the other entities, collections on behalf of affiliates are not forecast by the Petitioners. The accounts receivable collected on behalf of affiliates are paid on a regular basis by the ACI Group to the appropriate ABH Group entity, which payments are reflected in the Intercompany A/R Settlements line of the “Intercompany” section of the cash flow statement. As discussed in the next section, an amount of approximately $20.1 million was paid to affiliates during the Reporting Period by the ACI Group to reimburse affiliates for collections made on their behalf by the ACI Group.

(ii)	The ACI Group does not forecast the disbursement of Intercompany A/R Settlements as it is not possible to predict which customers will pay the incorrect ABH Group entity for accounts receivable. The corresponding receipt of these amounts collected from affiliate customers is included in the A/R Collections – Affiliates.

38.	Disbursements related to “Other” items are summarized in the chart below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
Marine Freight Payments	38	(i)	$(7,346)	$(8,200)	$854	10%
Utility Payments	38	(ii)	(33,083)	(30,238)	(2,845)	(9%)
Payroll & Benefits	38	(iii)	(37,004)	(33,468)	(3,536)	(11%)

			$(77,433)	$(71,906)	$(5,527)	(8%)

(i)	Marine Freight Payments totalled approximately $7.3 million during the Reporting Period. The marine freight payments of $8.2 million included in the ACI Forecast included a $1.0 million payment to a major shipper during the week ended June 27, 2010 which did not occur until the week ended July 4, 2010.

(ii)	Utility Payments totalled approximately $33.1 million during the Reporting Period resulting in a negative variance of approximately $2.8 million when compared to the ACI Forecast. The variance is due to higher than forecast hydro usage.

(iii)	Total payments for Payroll & Benefits were approximately $37.0 million during the Reporting Period compared to an amount of approximately $33.5 million in the ACI Forecast. The ACI Group made an employee pension payment of approximately $3.2 million during the Reporting Period which had not been forecast to occur until the week ended July 4, 2010, outside of the Reporting Period.

Financing

39.	Details regarding the ACI Group’s financing activities are summarized in the following table:

			$US 000
Financing	Para.		Actual	Forecast	Variance	Variance %
Securitization Inflows / (Outflows)	40	(i)	$(1,235)	$(1,277)	$42	3%
Securitization and Financing Fees	40	(ii)	(4,170)	(2,700)	(1,470)	(54%)
Restructuring & Other Items	40	(iii)	(4,850)	(4,650)	(200)	(4%)
Foreign Exchange Translation	40	(iv)	(1,011)	—	(1,011)	N/A

			$(11,266)	$(8,627)	$(2,639)	(31%)

40.	The variance analysis with respect to the ACI Group’s financing activities has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Securitization Inflows/ (Outflows) were approximately $1.2 million and were consistent with the ACI Forecast.

(ii)	Securitization and Financing Fees were approximately $4.2 million. The ACI Forecast contemplated that renewal fees would be based on the terms of the securitization program entered into in June, 2009. Actual disbursements were based on the June, 2010 securitization program.

(iii)	Payments for Restructuring & Other Items totalled approximately $4.9 million compared to a forecast of approximately $4.7 million which was consistent with the ACI Forecast.

(iv)	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate between Canadian and U.S. dollars at the time of conversion as compared to the forecast rate of CDN$1.00=US$0.98. During the Reporting Period the value of the Canadian dollar fluctuated between US$0.9488 and US$0.9805.

BCFPI

41.	The following table summarizes the receipts and disbursements of BCFPI for the Reporting Period, which is detailed in Appendix “F” of this Fifty-Second Report:

BCFPI
	US$000
	Actual	Forecast	Variance
Receipts	$42,421	$49,201	$(6,780)	(14%)

Disbursements
Net Trade Disbursements	(25,876)	(33,622)	7,746	23%
Intercompany	(1,837)	—	(1,837)	N/A
Other	(15,335)	(14,472)	(863)	(6%)

	(43,048)	(48,094)	5,046	10%
Financing
Interest	(1,238)	(1,222)	(16)	(1%)
Restructuring Costs	(792)	(1,276)	484	38%
Foreign Exchange Translation	385	—	385	N/A

	(1,645)	(2,498)	853	34%
Net Cash Flows	(2,272)	(1,391)	(881)	(63%)

Opening Cash	11,720	11,720	—	—

Ending Cash	$9,448	$10,329	$(881)	(9%)

42.	As detailed in the table above, BCFPI’s total receipts for the Reporting Period were approximately $6.8 million lower than the BCFPI Forecast. Disbursements were approximately $5.0 million lower than the BCFPI Forecast and Financing cash outflows were approximately $0.9 million lower than the BCFPI Forecast. BCFPI had cash on hand of approximately $9.4 million at June 27, 2010. Overall, the ending cash balance was approximately $0.9 million lower than the BCFPI Forecast.

Receipts

43.	A breakdown of the BCFPI receipts is summarized in the table below:

			US$000
Receipts	Para.		Actual	Forecast	Variance	Variance %
A/R Collections	44	(i)	$11,379	$59,900	$(48,521)	(81%)
Intercompany A/R Settlements	44	(i)	32,662	—	32,662	N/A

Total A/R Collections			44,041	59,900	(15,859)	(26%)
Advances from/(to) Bowater Inc.	44	(ii)	(7,000)	(13,000)	6,000	46%
Other Inflows	44	(iii)	5,380	2,301	3,079	134%

Total Receipts			$42,421	$49,201	$(6,780)	(14%)

44.	The variance analysis with respect to receipts has been compiled based on discussions with Management and the following represents a summary of the reasons for the significant variances:

(i)	Total A/R Collections were approximately $44.0 million resulting in a negative variance of approximately $15.9 million. This variance is primarily due to the timing of collections from BCFPI’s customers.

Pursuant to BCFPI’s normal practice and the Cash Management System, sales which are made to customers domiciled in the United States are made through an affiliate, Bowater America Inc. (“BAI”). BAI, which is a subsidiary of BI, collects the accounts receivable from third party customers and then remits these funds through an Intercompany A/R Settlement to BCFPI. BCFPI continues to reconcile its intercompany trade receivables on a regular basis.

In addition to the above, BI collects substantially all accounts receivable related to BCFPI’s sale of pulp. Such amounts were reconciled and transferred from BI to BCFPI on a monthly basis but such transfers are now done weekly.

(ii)	On a net basis, Advances from/to Bowater Inc. totalled a repayment of $7.0 million during the Reporting Period. Repayments of $13.0 million were included in the BCFPI Forecast. This variance is due to the fact that collections from customers were less than forecast.

(iii)	Amounts received related to Other Inflows were approximately $5.4 million during the Reporting Period. Receipts related to Other Inflows were forecast to be approximately $2.3 million, resulting in a positive variance of approximately $3.1 million. This variance was primarily due to mill level deposits exceeding the amount included in the BCFPI Forecast by $2.0 million.

Disbursements

45.	Details regarding BCFPI’s disbursements related to Net Trade Disbursements are summarized in the following table:

			US$000
	Para.		Actual	Forecast	Variance	Variance %
Trade Payables	46	(i)	$(35,092)	$(31,756)	$(3,336)	(11%)
Intercompany A/P Settlements - Receipts	46	(ii)	14,942	—	14,942	N/A
Capital Expenditures	46	(iii)	—	(1,866)	1,866	100%
Payments on Behalf of Affiliates	46	(iv)	(5,726)	—	(5,726)	N/A

Net Trade Disbursements			$(25,876)	$(33,622)	$7,746	23%

46.	The variance analysis with respect to BCFPI’s disbursements has been compiled based on discussions with Management and the following represents a summary of the reasons provided for these variances:

(i)	Disbursements related to Trade Payables were approximately $3.3 million higher than projected during the Reporting Period. This negative variance can be explained by the fact that Capital Expenditures have been included in the actual amount for Trade Payables disbursements until such time as BCFPI identifies and allocates the disbursements which are capital in nature.

(ii)	Intercompany A/P Settlements – Receipts represents BCFPI being reimbursed for disbursements made on behalf of related entities. During the Reporting Period, BCFPI received approximately $14.9 million for disbursements it has made on behalf of Bowater Mersey during May and June, 2010.

(iii)	Capital Expenditures are not tracked on a weekly basis. Accordingly, disbursements for this line item have been included in Trade Payables. Management has advised the Monitor that Capital Expenditures during May, 2010 totalled approximately $0.3 million and during June, 2010 approximately $1.3 million.

(iv)	Payments on Behalf of Affiliates were approximately $5.7 million during the Reporting Period. These payments primarily represent disbursements made by BCFPI on behalf of Bowater Mersey. Due to the integrated nature of the operations of the Petitioners and the Cash Management System, such payments occur on a regular basis.

47.	Actual receipts and disbursements related to intercompany accounts receivable transactions are summarized in the table below:

			US$000
	Para.		Actual	Forecast	Variance	Variance %
A/R Collections - Affiliates	47	(i)	$3,961	$—	$3,961	N/A
Intercompany A/R Settlements	47	(ii)	(5,798)	—	(5,798)	N/A

			$(1,837)	$—	$(1,837)	N/A

(i)	Receipts related to A/R Collections – Affiliates totalled approximately $4.0 million during the Reporting Period. Such amounts are regularly collected by BCFPI as part of the operation of the Cash Management System.

(ii)	Payments for Intercompany A/R Settlements totalled approximately $5.8 million during the Reporting Period. Intercompany A/R Settlements represent payments made by BCFPI to reimburse related entities for accounts receivable incorrectly paid to BCFPI by ABH-affiliated customers.

48.	Disbursements for “Other” items are as follows and are summarized in the table below:

			US$000
	Para.		Actual	Forecast	Variance	Variance %
Freight	48	(i)	$(4,843)	$(4,642)	$(201)	(4%)
Payroll and Benefits	48	(ii)	(10,492)	$(9,830)	(662)	(7%)

			$(15,335)	$(14,472)	$(863)	(6%)

(i)	Disbursements for Freight were approximately $4.8 million and were consistent with the BCFPI Forecast.

(ii)	During the Reporting Period, payments in respect of Payroll and Benefits totalled approximately $10.5 million. The BCFPI Forecast projected disbursements in the amount of approximately $9.8 million. The variance is a result of the timing of the payment of payroll deductions.

Financing

49.	Details regarding financing are summarized in the following table:

		US$000
Financing	Para.	Actual	Forecast	Variance	Variance %
Interest	50	$(1,238)	$(1,222)	$(16)	(1%)
Restructuring Costs	51	(792)	(1,276)	484	38%
Foreign Exchange Translation	52	385	—	385	N/A

Cash Flow from Financing/Restructuring		$(1,645)	$(2,498)	$853	34%

50.	Disbursements related to Interest were approximately $1.2 million and consistent with the BCFPI Forecast.

51.	Disbursements related to Restructuring Costs were approximately $0.5 million lower than the BCFPI Forecast. The difference is primarily due to the timing of the receipt of invoices from professional service firms.

52.	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate at the time of conversion between Canadian and U.S. dollars as compared to the forecast rate of CDN$1.00=US$0.98.

CURRENT LIQUIDITY POSITION AND THE 13-WEEK CASH FLOW FORECASTS

53.	Attached as Appendices “G” and “H”, respectively, are the updated 13-week cash flow forecasts of the ACI Group (including DCorp) and BCFPI through September 26, 2010.

54.	As at June 27, 2010, the ACI Group had cash on hand of approximately $151.1 million. In addition to this amount, the ACI Group also has included in its Immediately Available Liquidity the ULC DIP Facility Available Upon Notice ($49 million) and approximately $35.2 million available through the ACI Group’s June, 2010 securitization program. The ACI Group’s Total Available Liquidity includes the Immediately Available Liquidity, the ULC DIP Facility Available Upon Court Approval (a further $49 million), approximately $11.8 million representing the Recycling Proceeds, approximately $4.1 million representing the West Tacoma Proceeds, approximately $2.8 million representing the St. Raymond Proceeds, approximately $1.7 million representing the Belgo Proceeds, approximately $1.3 million representing the Alabama River Equipment Proceeds and approximately $27.7 million representing the Mackenzie Proceeds.

55.

The ACI Group’s actual liquidity to June 27, 2010 and forecast Immediately Available Liquidity for the 13 weeks ending September 26, 2010 is set forth in Appendix “G” and is summarized in the graph below. Forecast liquidity in the chart below assumes the exchange rate between Canadian and U.S. dollars is converted at a rate of CDN$1.00=US$0.98. Actual liquidity has been translated at a rate of either CDN$1.00=US$0.80, CDN$1.00=US$0.90, or

CDN$1.00=US$0.98, depending on the period, as the rate employed by the Applicants to convert Canadian funds to U.S. funds has been adjusted several times since the beginning of these CCAA Proceedings.

56.	The ACI Group’s Immediately Available Liquidity at September 26, 2010, which is the end of the 13-week period in the forecast in Appendix “G”, is projected to be approximately $192.4 million.

57.	The projected Immediately Available Liquidity in the graph above excludes certain items including the ULC DIP Facility Available Upon Court Approval ($49 million), the West Tacoma Proceeds (approximately $4.1 million), the Belgo Proceeds (approximately $1.7 million), the St. Raymond Proceeds (approximately $2.8 million) the Alabama River Equipment Proceeds (approximately $1.3 million), the Mackenzie Proceeds (approximately $27.7 million) and the Recycling Proceeds (approximately $11.8 million). Thus, the ACI Group’s Total Available Liquidity at September 26, 2010 is projected to be approximately $290.8 million.

58.

Actual results since the date of the issuance of the Initial Order and BCFPI’s forecast liquidity for the 13 weeks ended September 26, 2010, which includes the projected intercompany repayment to BI in the amount of $17.0 million, is set forth in Appendix “H” and is summarized in the graph below. Forecast liquidity in the chart below assumes the exchange rate between Canadian and U.S. dollars is converted at a rate of CDN$1.00=US$0.98. Actual liquidity has been translated at a rate of either CDN$1.00=US$0.80, CDN$1.00=US$0.90, or CDN$1.00=$US$0.98, depending on the period, as the rate employed by the Applicants to convert Canadian funds to U.S. funds has been adjusted several times since the beginning of these CCAA Proceedings.

59.	On July 21, 2010 this Honourable Court issued an order permitting a payment by BCFPI of its pro-rata share of a $166 million repayment of the Debtor-in-Possession financing provided by Fairfax Financial Holdings Limited (the “Bowater DIP Facility”) during the week ended July 25, 2010. As BCFPI does not have sufficient liquidity to effect the repayment of the Bowater DIP Facility, approximately $32.3 million, the Monitor has been advised that an intercompany advance to BCFPI from BI will be required to fund the payment. This intercompany advance and the related repayment of the Bowater DIP facility is not reflected in the forecast contained in Appendix “H” as the forecast was prepared prior to the issue of the July 21, 2010 order. The repayment of the Bowater DIP Facility will be reported on in future cash flow reports.

60.

On August 26, 2009 and September 1, 2009, this Honourable Court and the U.S. Bankruptcy Court, respectively, approved certain agreements between the ACI Group, BCFPI and Smurfit-Stone Container Canada Inc. (“Smurfit”) relating to the sale of certain timberlands by Smurfit, which will result in BCFPI receiving net proceeds in the amount of approximately CDN$28.7 million (the “Smurfit

Timberland Proceeds”). The Smurfit Timberland Proceeds were paid to the Monitor’s trust account in the week ended October 25, 2009 and are to be held in trust by the Monitor pending further order of this Honourable Court. For purposes of the forecast, the proceeds are reflected as being held in trust by the Monitor and are not used for operating purposes due to the uncertainty regarding the timing of the release of these funds.

61.	BCFPI’s liquidity as at September 26, 2010 is projected to be approximately $16.7 million, not including the Smurfit Timberland Proceeds.

62.	Management has informed the Monitor that BCFPI’s forecast cash requirements will be supported by BI through intercompany advances, as necessary.

KEY PERFORMANCE INDICATORS

63.	As first reported in the seventh report of the Monitor dated June 15, 2009, the Petitioners track certain key performance indicators in the course of managing their business. Appendices “I” and “J” contain certain key performance indicators which have been updated through June 30, 2010, the most current data available as at the date of this Fifty-Second Report.

All of which is respectfully submitted.

ERNST & YOUNG INC.

in its capacity as the Court-Appointed Monitor

of the Petitioners

Per:

Alex Morrison, CA, CIRP

Senior Vice President

John Barrett, CA, CIRP

Senior Vice President

Andre Greenwood, CA

Manager

APPENDIX “A”

ABITIBI PETITIONERS

1.	Abitibi-Consolidated Company of Canada

2.	Abitibi-Consolidated Inc.

3.	3224112 Nova Scotia Limited

4.	Marketing Donohue Inc.

5.	Abitibi-Consolidated Canadian Office Products Holding Inc.

6.	3834328 Canada Inc.

7.	6169678 Canada Inc.

8.	4042140 Canada Inc.

9.	Donohue Recycling Inc.

10.	1508756 Ontario Inc.

11.	3217925 Nova Scotia Company

12.	La Tuque Forest Products Inc.

13.	Abitibi-Consolidated Nova Scotia Incorporated

14.	Saguenay Forest Products Inc.

15.	Terra Nova Explorations Ltd.

16.	The Jonquière Pulp Company

17.	The International Bridge and Terminal Company

18.	Scramble Mining Ltd.

19.	9150-3383 Québec Inc.

20.	Abitibi-Consolidated (U.K.) Inc.

APPENDIX “B”

BOWATER PETITIONERS

1.	Bowater Canada Finance Corporation

2.	Bowater Canadian Limited

3.	Bowater Canadian Holdings. Inc.

4.	3231378 Nova Scotia Company

5.	AbitibiBowater Canada Inc.

6.	Bowater Canada Treasury Corporation

7.	Bowater Canadian Forest Products Inc.

8.	Bowater Shelburne Corporation

9.	Bowater LaHave Corporation

10.	St-Maurice River Drive Company Limited

11.	Bowater Treated Wood Inc.

12.	Canexel Hardboard Inc.

13.	9068-9050 Québec Inc.

14.	Alliance Forest Products Inc. (2001)

15.	Bowater Belledune Sawmill Inc.

16.	Bowater Maritimes Inc.

17.	Bowater Mitis Inc.

18.	Bowater Guérette Inc.

19.	Bowater Couturier Inc.

APPENDIX “C”

18.6 PETITIONERS

1.	AbitibiBowater US Holding 1 Corp.

2.	AbitibiBowater Inc.

3.	Bowater Ventures Inc.

4.	Bowater Incorporated

5.	Bowater Nuway Inc.

6.	Bowater Nuway Mid-States Inc.

7.	Catawba Property Holdings LLC

8.	Bowater Finance Company Inc.

9.	Bowater South American Holdings Incorporated

10.	Bowater America Inc.

11.	Lake Superior Forest Products Inc.

12.	Bowater Newsprint South LLC

13.	Bowater Newsprint South Operations LLC

14.	Bowater Finance II, LLC

15.	Bowater Alabama LLC

16.	Coosa Pines Golf Club Holdings, LLC

APPENDIX “D”

PARTNERSHIPS

1.	Bowater Canada Finance Limited Partnership

2.	Bowater Pulp and Paper Canada Holdings Limited Partnership

3.	Abitibi-Consolidated Finance LP

APPENDIX “E”

ACI GROUP ACTUAL RECEIPTS AND DISBURSEMENTS

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

4 Weeks Ended June 27, 2010

US$000

	Actual
Week Ended	6-Jun-10	13-Jun-10	20-Jun-10	27-Jun-10	Total
Opening Cash	188,942	180,416	160,642	136,057	188,942

Receipts
A/R Collections	39,639	28,559	33,702	45,591	147,491
Intercompany A/R Settlement	5,689	6,285	5,899	1,903	19,776
Joint Venture Remittances, Net	—	—	(19,974)	—	(19,974)
Collections on Behalf of Joint Ventures	49	67	255	2,079	2,450

Net A/R Collections	45,377	34,911	19,882	49,573	149,743
Other Inflows	12,078	2,417	5,320	6,777	26,592

Total Receipts	57,455	37,328	25,202	56,350	176,335

Disbursements
Trade Payables	(35,537)	(32,407)	(28,937)	(26,754)	(123,635)
Intercompany A/P Settlement - Receipts	—	226	—	—	226
Intercompany A/P Settlements - Disbursements	—	—	—	—	—
Capital Expenditures	—	—	—	—	—

Net A/P Variance	(35,537)	(32,181)	(28,937)	(26,754)	(123,409)

A/R Collections - Affiliates	3,828	5,316	4,221	4,591	17,956
Intercompany A/R Settlements	(9,602)	(7,369)	(2,813)	(287)	(20,071)

	(5,774)	(2,053)	1,408	4,304	(2,115)

Marine Freight Payments	(1,200)	(1,360)	(2,763)	(2,023)	(7,346)
Utility Payments	(9,432)	(8,672)	(9,693)	(5,286)	(33,083)
Payroll & Benefits	(11,031)	(8,123)	(7,467)	(10,383)	(37,004)

Net Other Disbursements	(21,663)	(18,155)	(19,923)	(17,692)	(77,433)

Total Disbursements	(62,974)	(52,389)	(47,452)	(40,142)	(202,957)

Financing
Securitization Inflows / (Outflows)	(1,235)	—	—	—	(1,235)
Securitization Fees	—	(3,800)	—	—	(3,800)
Adequate Protection by DCorp to ACCC Term Lenders	—	—	—	—	—
Financing Fees	—	(370)	—	—	(370)
Restructuring & Other Items	(2,153)	(1,017)	(162)	(1,518)	(4,850)
Foreign Exchange Translation	381	474	(2,173)	307	(1,011)

	(3,007)	(4,713)	(2,335)	(1,211)	(11,266)

Cash Flow From Operations	(8,526)	(19,774)	(24,585)	14,997	(37,888)

Opening Cash Balance	188,942	180,416	160,642	136,057	188,942
Cash Flow From Operations	(8,526)	(19,774)	(24,585)	14,997	(37,888)

Ending Cash Balance	180,416	160,642	136,057	151,054	151,054

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

4 Weeks Ended June 27, 2010

US$000

	Forecast
Week Ended	6-Jun-10	13-Jun-10	20-Jun-10	27-Jun-10	Total
Opening Cash	188,942	177,169	177,396	157,631	188,942

Receipts
A/R Collections	36,392	39,769	40,571	44,250	160,982
Intercompany A/R Settlement	—	—	—	—	—
Joint Venture Remittances, Net	—	—	(19,375)	(3,193)	(22,568)
Collections on Behalf of Joint Ventures	4,830	4,903	4,903	4,903	19,539

Net A/R Collections	41,222	44,672	26,099	45,960	157,953
Other Inflows	4,822	2,824	6,641	6,978	21,265

Total Receipts	46,044	47,496	32,740	52,938	179,218

Disbursements
Trade Payables	(34,982)	(28,458)	(28,458)	(28,458)	(120,356)
Intercompany A/P Settlement - Receipts	—	—	—	—	—
Intercompany A/P Settlements - Disbursements	—	—	—	—	—
Capital Expenditures	(861)	(865)	(865)	(865)	(3,456)

Net A/P Variance	(35,843)	(29,323)	(29,323)	(29,323)	(123,812)

A/R Collections - Affiliates	—	—	—	—	—
Intercompany A/R Settlements	—	—	—	—	—

	—	—	—	—	—

Marine Freight Payments	(1,600)	(1,600)	(1,600)	(3,400)	(8,200)
Utility Payments	(7,275)	(6,304)	(10,355)	(6,304)	(30,238)
Payroll & Benefits	(10,472)	(8,942)	(7,427)	(6,627)	(33,468)

Net Other Disbursements	(19,347)	(16,846)	(19,382)	(16,331)	(71,906)

Total Disbursements	(55,190)	(46,169)	(48,705)	(45,654)	(195,718)

Financing
Securitization Inflows / (Outflows)	(1,277)	—	—	—	(1,277)
Securitization Fees	—	—	(2,700)	—	(2,700)
Adequate Protection by DCorp to ACCC Term Lenders	—	—	—	—	—
Financing Fees	—	—	—	—	—
Restructuring & Other Items	(1,350)	(1,100)	(1,100)	(1,100)	(4,650)
Foreign Exchange Translation	—	—	—	—	—

	(2,627)	(1,100)	(3,800)	(1,100)	(8,627)

Cash Flow From Operations	(11,773)	227	(19,765)	6,184	(25,127)

Opening Cash Balance	188,942	177,169	177,396	157,631	188,942
Cash Flow From Operations	(11,773)	227	(19,765)	6,184	(25,127)

Ending Cash Balance	177,169	177,396	157,631	163,815	163,815

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

4 Weeks Ended June 27, 2010

US$000

	Variance
Week Ended	6-Jun-10	13-Jun-10	20-Jun-10	27-Jun-10	Total
Opening Cash	—	3,247	(16,754)	(21,574)	—

Receipts
A/R Collections	3,247	(11,210)	(6,869)	1,341	(13,491)
Intercompany A/R Settlement	5,689	6,285	5,899	1,903	19,776
Joint Venture Remittances, Net	—	—	(599)	3,193	2,594
Collections on Behalf of Joint Ventures	(4,781)	(4,836)	(4,648)	(2,824)	(17,089)

Net A/R Collections	4,155	(9,761)	(6,217)	3,613	(8,210)
Other Inflows	7,256	(407)	(1,321)	(201)	5,327

Total Receipts	11,411	(10,168)	(7,538)	3,412	(2,883)

Disbursements
Trade Payables	(555)	(3,949)	(479)	1,704	(3,279)
Intercompany A/P Settlement - Receipts	—	226	—	—	226
Intercompany A/P Settlements - Disbursements	—	—	—	—	—
Capital Expenditures	861	865	865	865	3,456

Net A/P Variance	306	(2,858)	386	2,569	403

A/R Collections - Affiliates	3,828	5,316	4,221	4,591	17,956
Intercompany A/R Settlements	(9,602)	(7,369)	(2,813)	(287)	(20,071)

	(5,774)	(2,053)	1,408	4,304	(2,115)

Marine Freight Payments	400	240	(1,163)	1,377	854
Utility Payments	(2,157)	(2,368)	662	1,018	(2,845)
Payroll & Benefits	(559)	819	(40)	(3,756)	(3,536)

Net Other Disbursements	(2,316)	(1,309)	(541)	(1,361)	(5,527)

Total Disbursements	(7,784)	(6,220)	1,253	5,512	(7,239)

Financing
Securitization Inflows / (Outflows)	42	—	—	—	42
Securitization Fees	—	(3,800)	2,700	—	(1,100)
Adequate Protection by DCorp to ACCC Term Lenders	—	—	—	—	—
Financing Fees	—	(370)	—	—	(370)
Restructuring & Other Items	(803)	83	938	(418)	(200)
Foreign Exchange Translation	381	474	(2,173)	307	(1,011)

	(380)	(3,613)	1,465	(111)	(2,639)

Cash Flow From Operations	3,247	(20,001)	(4,820)	8,813	(12,761)

Opening Cash Balance	—	3,247	(16,754)	(21,574)	—
Cash Flow From Operations	3,247	(20,001)	(4,820)	8,813	(12,761)

Ending Cash Balance	3,247	(16,754)	(21,574)	(12,761)	(12,761)

Note: The above totals are subject to rounding adjustments

APPENDIX “F”

BCFPI ACTUAL RECEIPTS AND DISBURSEMENTS

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

4 Weeks Ended June 27, 2010

US$000

	Actual
Week Ended	6-Jun-10	13-Jun-10	20-Jun-10	27-Jun-10	Total

Opening Cash	11,720	12,003	12,030	10,827	11,720

Receipts
A/R Collections	3,597	2,062	2,548	3,172	11,379
Intercompany A/R Settlements	12,454	3,417	6,504	10,287	32,662

Total A/R Collections	16,051	5,479	9,052	13,459	44,041
Advances from Bowater Inc.	—	(5,000)	—	(2,000)	(7,000)
Other Inflows	1,406	1,433	891	1,650	5,380

Total Receipts	17,457	1,912	9,943	13,109	42,421

Disbursements
Trade Payables	(9,604)	(8,486)	(8,508)	(8,494)	(35,092)
Intercompany A/P Settlements - Receipts	—	11,667	1,816	1,459	14,942
Capital Expenditures	—	—	—	—	—
Payments on Behalf of Affiliates	(2,121)	(186)	(1,565)	(1,854)	(5,726)

Net A/P	(11,725)	2,995	(8,257)	(8,889)	(25,876)

A/R Collections - Affiliates	1,831	563	769	798	3,961
Intercompany A/R Settlements	(1,545)	(2,130)	—	(2,123)	(5,798)
	286	(1,567)	769	(1,325)	(1,837)

Freight	(948)	(1,637)	(1,203)	(1,055)	(4,843)
Payroll and Benefits	(3,351)	(1,945)	(2,466)	(2,730)	(10,492)

Total Disbursements	(15,738)	(2,154)	(11,157)	(13,999)	(43,048)
Cash Flow From Operations	1,719	(242)	(1,214)	(890)	(627)

Financing
Interest	(821)	—	—	(417)	(1,238)
Restructuring Costs	(673)	—	—	(119)	(792)
Foreign Exchange Translation	58	269	11	47	385

Cash Flow from Financing/Restructuring	(1,436)	269	11	(489)	(1,645)

Net Cash Flows	283	27	(1,203)	(1,379)	(2,272)
Opening Cash Balance	11,720	12,003	12,030	10,827	11,720
Cash Flow From Operations	283	27	(1,203)	(1,379)	(2,272)

Ending Cash Balance	12,003	12,030	10,827	9,448	9,448

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

4 Weeks Ended June 27, 2010

US$000

	Forecast
Week Ended	6-Jun-10	13-Jun-10	20-Jun-10	27-Jun-10	Total
Opening Cash	11,720	9,998	10,387	9,821	11,720
Receipts
A/R Collections	15,415	13,706	15,563	15,216	59,900
Intercompany A/R Settlements	—	—	—	—	—

Total A/R Collections	15,415	13,706	15,563	15,216	59,900
Advances from Bowater Inc.	—	(3,000)	(6,000)	(4,000)	(13,000)
Other Inflows	1,251	350	350	350	2,301

Total Receipts	16,666	11,056	9,913	11,566	49,201

Disbursements
Trade Payables	(11,845)	(6,637)	(6,637)	(6,637)	(31,756)
Intercompany A/P Settlements - Receipts	—	—	—	—	—
Capital Expenditures	(465)	(467)	(467)	(467)	(1,866)
Payments on Behalf of Affiliates	—	—	—	—	—
Net A/P	(12,310)	(7,104)	(7,104)	(7,104)	(33,622)

A/R Collections - Affiliates	—	—	—	—	—
Intercompany A/R Settlements	—	—	—	—	—

	—	—	—	—	—
Freight	(1,153)	(1,163)	(1,163)	(1,163)	(4,642)
Payroll and Benefits	(3,775)	(2,081)	(1,893)	(2,081)	(9,830)

Total Disbursements	(17,238)	(10,348)	(10,160)	(10,348)	(48,094)

Cash Flow From Operations	(572)	708	(247)	1,218	1,107

Financing
Interest	(831)	—	—	(391)	(1,222)
Restructuring Costs	(319)	(319)	(319)	(319)	(1,276)
Foreign Exchange Translation	—	—	—	—	—

Cash Flow from Financing/Restructuring	(1,150)	(319)	(319)	(710)	(2,498)

Net Cash Flows	(1,722)	389	(566)	508	(1,391)
Opening Cash Balance	11,720	9,998	10,387	9,821	11,720
Cash Flow From Operations	(1,722)	389	(566)	508	(1,391)

Ending Cash Balance	9,998	10,387	9,821	10,329	10,329

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

4 Weeks Ended June 27, 2010

US$000

	Variance
Week Ended	6-Jun-10	13-Jun-10	20-Jun-10	27-Jun-10	Total
Opening Cash	—	2,005	1,643	1,006	—
Receipts
A/R Collections	(11,818)	(11,644)	(13,015)	(12,044)	(48,521)
Intercompany A/R Settlements	12,454	3,417	6,504	10,287	32,662

Total A/R Collections	636	(8,227)	(6,511)	(1,757)	(15,859)
Advances from Bowater Inc.	—	(2,000)	6,000	2,000	6,000
Other Inflows	155	1,083	541	1,300	3,079

Total Receipts	791	(9,144)	30	1,543	(6,780)

Disbursements
Trade Payables	2,241	(1,849)	(1,871)	(1,857)	(3,336)
Intercompany A/P Settlements - Receipts	—	11,667	1,816	1,459	14,942
Capital Expenditures	465	467	467	467	1,866
Payments on Behalf of Affiliates	(2,121)	(186)	(1,565)	(1,854)	(5,726)

Net A/P	585	10,099	(1,153)	(1,785)	7,746
A/R Collections - Affiliates	1,831	563	769	798	3,961
Intercompany A/R Settlements	(1,545)	(2,130)	—	(2,123)	(5,798)

	286	(1,567)	769	(1,325)	(1,837)
Freight	205	(474)	(40)	108	(201)
Payroll and Benefits	424	136	(573)	(649)	(662)

Total Disbursements	1,500	8,194	(997)	(3,651)	5,046
Cash Flow From Operations	2,291	(950)	(967)	(2,108)	(1,734)

Financing
Interest	10	—	—	(26)	(16)
Restructuring Costs	(354)	319	319	200	484
Foreign Exchange Translation	58	269	11	47	385

Cash Flow from Financing/Restructuring	(286)	588	330	221	853
Net Cash Flows	2,005	(362)	(637)	(1,887)	(881)
Opening Cash Balance	—	2,005	1,643	1,006	—
Cash Flow From Operations	2,005	(362)	(637)	(1,887)	(881)

Ending Cash Balance	2,005	1,643	1,006	(881)	(881)

Note: The above totals are subject to rounding adjustments

APPENDIX “G”

ACI GROUP CASH FLOW FORECAST

Abitibi Consolidated Inc. and its subsidiaries (the “ACI Group”)

Weekly Cash Flow Forecast

13 Weeks Ending September 26, 2010

US$000

Week ended	Notes	4-Jul-10	11-Jul-10	18-Jul-10	25-Jul-10	1-Aug-10	8-Aug-10	15-Aug-10	22-Aug-10	29-Aug-10	5-Sep-10	12-Sep-10	19-Sep-10	26-Sep-10	Total
Opening Cash	1	151,054	148,673	145,773	128,158	127,111	132,493	138,293	121,941	122,767	133,543	127,914	132,836	112,701	151,054
Receipts
Total A/R Collections	3	46,645	29,863	38,019	46,085	43,084	41,683	39,029	40,525	47,560	43,279	46,131	37,062	43,477	542,442
Collections on Behalf of Joint Ventures	4	4,737	4,612	4,612	4,612	4,636	4,777	4,777	4,777	4,777	4,963	5,037	5,037	5,037	62,392
Other Inflows	5	4,750	5,288	5,312	2,750	10,665	2,822	5,642	2,822	6,465	4,824	2,826	6,367	5,893	66,426

Total Receipts		56,131	39,763	47,943	53,447	58,384	49,282	49,448	48,124	58,802	53,067	53,994	48,467	54,407	671,260

Disbursements
Trade Payables	6	(27,725)	(25,674)	(25,674)	(25,674)	(24,930)	(26,463)	(26,463)	(26,463)	(26,463)	(28,919)	(29,901)	(29,901)	(29,901)	(354,153)
Capital Expenditures	7	(850)	(838)	(838)	(838)	(838)	(838)	(838)	(838)	(838)	(858)	(866)	(866)	(866)	(11,013)
Marine Freight Payments	8	(1,600)	(1,600)	(1,600)	(3,400)	(1,600)	(1,600)	(1,600)	(1,600)	(3,400)	(1,600)	(1,600)	(1,600)	(3,400)	(26,200)
Utility Payments	9	(6,810)	(6,696)	(6,696)	(10,528)	(8,525)	(6,696)	(6,696)	(10,511)	(6,696)	(6,239)	(6,696)	(6,696)	(10,396)	(99,882)
Payroll & Benefits	10	(13,906)	(6,755)	(8,704)	(9,755)	(11,856)	(6,784)	(8,751)	(6,784)	(6,334)	(15,509)	(8,908)	(7,358)	(8,208)	(119,612)
Joint Venture Remittances, Net	11	(1,846)	—	(20,945)	(3,197)	—	—	(20,353)	—	(3,195)	—	—	(21,081)	(3,191)	(73,807)
Restructuring & Other Items	12	(1,350)	(1,100)	(1,100)	(1,100)	(1,350)	(1,100)	(1,100)	(1,100)	(1,100)	(1,350)	(1,100)	(1,100)	(1,100)	(15,050)

Total Disbursements		(54,087)	(42,664)	(65,558)	(54,493)	(49,099)	(43,482)	(65,801)	(47,297)	(48,026)	(54,475)	(49,072)	(68,602)	(57,062)	(699,717)

Financing
Repayment / Interest Under Securitization Program	13	(636)	—	—	—	(636)	—	—	—	—	(636)	—	—	—	(1,909)
Adequate Protection and Fees by DCorp to ACCC Term Lenders	14	(3,789)	—	—	—	(3,268)	—	—	—	—	(3,586)	—	—	—	(10,642)

Total Financing		(4,425)	—	—	—	(3,904)	—	—	—	—	(4,222)	—	—	—	(12,551)

Total Change in Cash		(2,381)	(2,900)	(17,615)	(1,046)	5,381	5,801	(16,353)	827	10,776	(5,630)	4,922	(20,135)	(2,655)	(41,008)

Ending Cash Balance		148,673	145,773	128,158	127,111	132,493	138,293	121,941	122,767	133,543	127,914	132,836	112,701	110,046	110,046

Ending Cash Balance		148,673	145,773	128,158	127,111	132,493	138,293	121,941	122,767	133,543	127,914	132,836	112,701	110,046	110,046
ULC DIP Facility Available Upon Notice	15	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000
Availability Under Securitization Program	13	33,423	31,467	37,405	44,257	28,887	27,233	27,514	28,076	28,737	25,267	31,190	27,010	33,401	33,401

Immediately Available Liquidity		231,096	226,240	214,563	220,369	210,380	214,527	198,454	199,843	211,280	202,180	213,026	188,711	192,446	192,446
ULC DIP Facility Available Upon Court Approval	15	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000	49,000
West Tacoma Proceeds Held in Trust	16	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051
Belgo Proceeds Held in Trust	16	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734	1,734
Recycling Proceeds Held in Trust	16	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765	11,765
Mackenzie Proceeds Held in Trust	16	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710	27,710
St. Raymond Proceeds Held in Trust	16	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810
Alabama River Equipment Proceeds Held in Trust	16	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250

Total Available Liquidity	15, 16	329,416	324,560	312,883	318,689	308,700	312,846	296,774	298,163	309,600	300,500	311,346	287,031	290,766	290,766
Securitization Schedule	17
Availability Based on Receivable Pool Balance		153,128	151,173	157,111	163,963	148,593	146,939	147,219	147,781	148,442	144,972	150,896	146,715	153,106	153,106
Amount Draw n Under Facility		119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706

Available Liquidity Before Interest, Fees and Repayments		33,423	31,467	37,405	44,257	28,887	27,233	27,514	28,076	28,737	25,267	31,190	27,010	33,401	33,401
Interest and Repayments	18	(636)	—	—	—	(636)	—	—	—	—	(636)	—	—	—	(1,909)

Restricted ULC Reserve Deposit	19	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254	51,254

The above forecast uses an exchange rate of CDN$1.00=US$0.98.

Note: The above totals are subject to rounding adjustments in the underlying balances.

The information and analysis in this document have not been audited or reviewed and, accordingly, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such differences may be material.

Abitibi Consolidated Inc. and its subsidiaries (the “ACI Group”)

Notes to Weekly Cash Flow Forecast

13 Weeks Ending September 26, 2010 US$000

1.	Opening Cash in the forecast includes cash on hand.

2.	The cash flow forecast includes mills owned by the ACI Group and its subsidiaries and includes the operations of the DCorp Group. This weekly cash flow forecast may differ from the ACI Monthly Forecast as the underlying assumptions are updated weekly and will vary with the ongoing operations of the ACI Group, whereas the ACI Monthly Forecast is based on longer-term assumptions used to forecast future monthly cash flow.

3.	Total A/R Collections represent amounts estimated to be collected from the ACI Group’s customers. The timing of collections is based on the ACI Group’s collection terms with its customers and the latest sales forecast.

4.	Collections on Behalf of Joint Ventures represent amounts estimated to be collected by the ACI Group on behalf of its joint venture partners. The ACI Group has agreements with its joint venture partners whereby the ACI Group collects the joint venture partners’ accounts receivable (for a fee) and remits these funds to the joint venture in accordance with their agreement.

5.	Other Inflows represent miscellaneous receipts including, but not limited to, such items as tax refunds, insurance proceeds or collection/management fees received from joint ventures, as estimated by the ACI Group.

6.	Trade Payables represent amounts estimated to be paid to suppliers for the purchase of the ACI Group’s raw materials, repairs and maintenance and other goods and services related to production. Also included are disbursements related to selling, general and administration expenses.

7.	Capital Expenditures represent amounts estimated to be paid pursuant to the ACI Group’s most recent capital expenditure budget.

8.	Marine Freight Payments represent amounts estimated to be paid to the ACI Group’s outbound marine freight suppliers.

9.	Utility Payments represent amounts estimated to be payable to the ACI Group’s utility suppliers.

10.	Payroll and Benefits represent estimated amounts for salaries, wages, benefits and current service pension costs.

11.	Joint Venture Remittances, Net represent the estimated payment of accounts receivable funds collected by the ACI Group on behalf of the respective joint venture, net of any collection/management fees.

12.	Restructuring and Other Items represent amounts estimated by the ACI Group for restructuring costs and other miscellaneous payments.

13.	Under the June 2010 Securitization Program, the ACI Group will not draw on the available capital unless such a draw is required for liquidity purposes. However, borrowing availability under the June 2010 Securitization Adequate Protection by DCorp to ACCC Term Lenders Program is still immediately available as liquidity. The Repayment/Interest Under the Securitization Program represents the estimated repayment (including interest) of funds. Availability Under the Securitization Program represents the amount of immediately available liquidity under the ACI Group’s June 2010 Securitization Program.

14.	Adequate Protection and fees by DCorp to ACCC Term Lenders represents an estimate of payments pursuant to the adequate protection order issued by the U.S. Bankruptcy Court.

15.	Immediately Available Liquidity is calculated as cash on hand, amounts available under the June 2010 Securitization Program and the portion of the ULC DIP Facility that is available upon notice ($49 million). Total Available Liquidity includes an additional $49 million of the ULC Reserve, which availability is subject to Court approval, as well as the Mackenzie Proceeds Held in Trust, Recycling Proceeds Held in Trust, West Tacoma Proceeds Held in Trust, St. Raymond Proceeds Held in Trust, Belgo Proceeds Held in Trust and Alabama River Equipment Proceeds Held in Trust, available upon 10 days’ notice to the agent for the ACCC Term Lenders.

16.	The net proceeds from the sale of the Mackenzie mill ($27.7 million), recycling assets ($11.8 million), St. Raymond mill ($2.8 million), West Tacoma mill ($4.1 million), Belgo mill ($1.7 million) and Alabama River equipment ($1.3 million) will be held in escrow or a designated account and are only available upon 10 days’ notice to the agent for the ACCC Term Lenders.

17.	The Securitization Summary represents the ACI Group’s estimated calculation of amounts owing or available under the June 2010 Securitization Program based on the eligible accounts receivable (net of any fees, interest or allowances).

18.	The Interest and Repayments represent interest related to the June 2010 Securitization Program, as well as repayments of funds.

19.	Based on the current foreign exchange rate used in the forecast of CDN$1.00=USD$0.98, of the $276.7 million ($254.1 million at $0.90 USD FX) paid to the ULC Reserve, the Company drew $127.4 million ($117 million at $0.90 USD FX) as of the date of closing of the MPCo sale and has $49 million ($45 million at $0.90 USD FX) immediately available for liquidity purposes, with an additional $49 million ($45 million at $0.90 USD FX) availability subject to Court approval. The remaining $51.3 million ($47.1 million at 0.$90 USD FX) of the ULC Reserve will be held in cash, but will not be made available to the Company.

39

APPENDIX “H”

BCFPI CASH FLOW FORECAST

Bowater Canadian Forest Products Inc.

Chapter 11/CCAA Cash Flow

13 Week Period Ending September 26, 2010

US$000s

Week Ended		4-Jul-10	11-Jul-10	18-Jul-10	25-Jul-10	1-Aug-10	8-Aug-10	15-Aug-10	22-Aug-10	29-Aug-10	5-Sep-10	12-Sep-10	19-Sep-10	26-Sep-10	Total
Receipts	Notes
Trade Receipts	1, 2	13,331	19,466	16,572	14,321	11,665	10,337	9,226	9,319	12,544	10,040	10,078	10,517	9,155	156,571
Advances/(Repayments) from Bow ater Inc.	3	—	(12,000)	(5,000)	—	—	—	—	—	—	—	—	—	—	(17,000)
Other Receipts	4	350	1,771	350	350	350	895	350	350	350	350	902	350	350	7,068

Total Receipts		13,681	9,237	11,922	14,671	12,015	11,231	9,576	9,669	12,894	10,390	10,980	10,867	9,505	146,638
Disbursements
Trade Payables	5	(6,202)	(5,875)	(5,875)	(5,875)	(5,898)	(6,035)	(6,035)	(6,035)	(6,035)	(6,878)	(7,215)	(7,215)	(7,215)	(82,388)
Freight	6	(1,073)	(1,006)	(1,006)	(1,006)	(1,015)	(1,073)	(1,073)	(1,073)	(1,073)	(1,096)	(1,105)	(1,105)	(1,105)	(13,809)
Payroll and Benefits	7	(3,824)	(1,992)	(1,840)	(1,952)	(3,007)	(2,659)	(1,867)	(1,902)	(492)	(4,531)	(1,270)	(3,305)	(529)	(29,170)
Capital Expenditures	8	(458)	(452)	(452)	(452)	(452)	(452)	(452)	(452)	(452)	(462)	(467)	(467)	(467)	(5,933)

Total Disbursements		(11,557)	(9,325)	(9,173)	(9,285)	(10,372)	(10,218)	(9,426)	(9,462)	(8,051)	(12,967)	(10,056)	(12,092)	(9,315)	(131,301)
Net Cash Flow From Operations		2,124	(88)	2,749	5,386	1,643	1,013	150	207	4,843	(2,577)	923	(1,225)	190	15,337
Financing and Restructuring
Interest	9	(810)	—	—	(681)	(831)	—	—	(391)	—	(831)	—	—	(391)	(3,934)
Restructuring Costs	10	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(319)	(4,141)

Cash Flow From Financing/Restructuring		(1,129)	(319)	(319)	(999)	(1,150)	(319)	(319)	(709)	(319)	(1,150)	(319)	(319)	(709)	(8,075)
Net Cash Flow		995	(406)	2,431	4,386	493	695	(169)	(502)	4,524	(3,727)	605	(1,543)	(519)	7,263

Opening Bank Balance		9,446	10,441	10,035	12,466	16,852	17,345	18,040	17,872	17,370	21,894	18,167	18,772	17,228	9,446
Cash Flow		995	(406)	2,431	4,386	493	695	(169)	(502)	4,524	(3,727)	605	(1,543)	(519)	7,263

Closing Bank Balance	2	10,441	10,035	12,466	16,852	17,345	18,040	17,872	17,370	21,894	18,167	18,772	17,228	16,709	16,709

Settlement Proceeds Held in Trust by Monitor	11	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167	28,167

Closing Bank Balance Including Settlement Proceeds		38,609	38,202	40,633	45,019	45,513	46,207	46,039	45,537	50,061	46,334	46,939	45,395	44,876	44,876

Intercompany A/R Balance	11
Ending Balance		25,372	29,313	32,504	33,366	34,039	34,842	35,968	36,888	36,903	37,490	38,044	38,344	39,020	39,020
Cumulative Advances from Bowater Inc.
Opening Advance Balance		17,000	17,000	5,000	—	—	—	—	—	—	—	—	—	—	17,000
Advance / (Repayment)	3	—	(12,000)	(5,000)	—	—	—	—	—	—	—	—	—	—	(17,000)

Closing Advance Balance		17,000	5,000	—	—	—	—	—	—	—	—	—	—	—	—

The above forecast uses an exchange rate of CDN$1.00=US$0.98

Amounts in the above table are subject to rounding adjustments from the underlying balances

The information and analysis in this document have not been audited or reviewed and, accordingly, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such difference may be material.

Bowater Canadian Forest Products Inc. (“BCFPI”)

Notes to CCAA Cash Flow

13 Week Period Ending September 26, 2010

US$000s

1.	Trade Receipts are based on BCFPI’s estimate of collection terms and BCFPI’s latest sales forecast.

2.	The cash flows included in the forecast include only those BCFPI mills in Canada. No funding or dividends from foreign subsidiaries are included in the forecast.

3.	Advances/(Repayments) from Bowater Inc. represents amounts received pursuant to the BI/BCFPI DIP Facility to maintain sufficient liquidity.

4.	Other Receipts include the sale of woodchips, sundry mill level deposits and sales tax refunds.

5.	Trade Payables represent payments for raw materials, repairs and maintenance, utilities, insurance and other costs.

6.	Freight represents disbursements in respect of costs to deliver product to customers.

7.	Payroll and Benefits represent amounts paid to employees for salaries and wages (including the related withholdings), pension payments and other benefits due under employee benefit programs. The forecast assumes that only those pension payments in respect of current service costs will be paid.

8.	Capital Expenditures are costs scheduled to be made in accordance with agreements with BCFPI’s various capital equipment suppliers and reflect requirements pursuant to BCFPI’s most recent capital expenditure budget.

9.	Interest represents interest costs and renewal fees for the company’s senior secured revolving facility, the existing secured term loan and the BI/BCFPI DIP Facility. Interest on Advances from Bowater Inc. are accrued at the 1 month LIBOR rate plus 2%.

10.	Restructuring Costs represent costs related to the restructuring including transaction fees related to the DIP facility.

11.	Settlement Proceeds Held in Trust represent funds received by BCFPI pursuant to an agreement it had with Smurfit-Stone Container Canada Inc. The amount held in trust by the Monitor does not form part of the Closing Bank Balance.

12.	The Intercompany A/R Balance represents pre-filing and post-filing sales to paper customers in the United States by BCFPI through Bowater America Inc. This amount is assumed not to be stayed and is collected by BCFPI from Bowater America Inc. in the normal course. This balance represents trade A/R only and does not represent any amounts funded from BI to BCFPI pursuant to the BI/BCFPI DIP Facility.

APPENDIX “I”

ACI GROUP KEY PERFORMANCE INDICATORS

ACI Group

KPI Analysis

	2009		2010
Newsprint, Specialty Paper & Pulp	November	December	January	February	March	April	May	June
Sales tonnage (MT)
Newsprint	134,309	142,165	121,084	91,235	142,627	94,276	130,197	147,520
Specialty Paper	102,796	91,047	89,914	86,604	96,506	99,449	102,473	91,516
Pulp	5,347	5,513	4,270	4,187	6,949	6,087	1,885	5,215

	242,451	238,725	215,267	182,026	246,082	199,812	234,555	244,251

Net sales (US$000)	144,830	139,663	130,193	112,015	145,064	132,237	158,981	164,137
Net selling price per tonne (US$)	597	585	605	615	589	662	678	672
Mill Uptime (%)	81	80	77	79	79	83	81	81

Lumber

Sales (mbf)	81	68	64	76	102	86	67	72
Net sales (US$000)	22,071	18,907	19,048	22,947	32,866	29,302	23,376	23,364
Sales per mbf (US$)	273	280	296	303	322	342	350	324

APPENDIX “J”

BCFPI KEY PERFORMANCE INDICATORS

Bowater Canadian Forest Products Inc.

KPI Analysis

	2009		2010
Newsprint, Specialty Paper & Pulp	November	December	January	February	March	April	May	June
Sales tonnage (MT)
Newsprint	22,681	20,217	16,002	28,217	41,719	34,099	25,715	17,374
Specialty Paper	5,702	4,986	5,348	3,470	7,541	4,726	80	472
Pulp	24,075	32,379	23,094	35,612	30,892	25,977	20,890	23,111

	52,458	57,582	44,444	67,299	80,152	64,802	46,685	40,957

Net sales (US$000)	30,592	34,018	26,416	39,998	46,027	40,826	31,416	30,429
Net selling price per tonne (US$)	583	591	594	594	574	630	673	743
Mill Uptime (%)	81	80	77	82	83	79	82	74

Lumber

Sales (mbf)	41	32	33	47	56	52	46	50
Net sales (US$000)	10,188	8,337	8,472	13,257	16,333	15,733	14,233	14,345
Sales per mbf (US$)	249	257	259	282	290	302	309	285

46